Exhibit 21

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                                                                      EXHIBIT 21
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                         SUBSIDIARIES OF THE REGISTRANT

                                                                          Percent of         State of
            Parent                      Subsidiary or Organization         Ownership       Incorporation
--------------------------------------------------------------------------------------------------------
Northeast Indiana Bancorp, Inc.      First Federal Savings Bank               100%            Federal

First Federal Savings Bank           Northeast Indiana Financial, Inc.        100%            Indiana